EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-84453, 333-54580, 333-65848, and 333-101109 of iQ Power Technology, Inc. on Form S-8 of our report dated March 25, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-KSB of iQ Power Technology, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche GmbH Wirschaftsprufungsgesellschaft	/s/ Deloitte & Touche GmbH Wirschaftsprufungsgesellschaft

Deloitte & Touche GmbH Wirschaftsprufungsgesellschaft Munich, Germany April 10, 20003